                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported): April 20, 1998


                          ROMAC INTERNATIONAL, INC.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

         Florida                     0-26058                      59-3264661
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)          (IRS Employer
    of incorporation)                                          Identification No.)



          120 West Hyde Park Place, Suite 150, Tampa, Florida 33606
--------------------------------------------------------------------------------
                (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:     (813) 251-1700
                                                    ---------------------------

                                     N/A
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

     This document contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate", and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Romac undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On April 20, 1998, Romac International, Inc. ("Romac"), a Florida corporation, and Source Services Corporation ("Source"), a Delaware corporation, consummated a merger (the "Merger") whereby Source was merged into Romac pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated February 1, 1998, as amended on February 11, 1998 and April 17, 1998.

     Before the Merger, the assets of Source were used to provide specialty staffing services primarily in the areas of information technology, accounting and finance, and engineering. Romac intends to continue this use for the assets of Source.

     Pursuant to the terms of the Merger Agreement, each issued and outstanding share of common stock, par value $.02, of Source ("Source Common Stock") was converted into the right to receive 1.1351 shares of common stock, par value $.01 per share, of Romac ("Romac Common Stock"). Romac issued approximately
15.6 million shares of Romac Common Stock upon conversion of the shares of Source Common Stock. In addition, each option to purchase Source Common Stock outstanding under Source's stock option plans was converted into an option to purchase the number of shares of Romac Common Stock equal to the number of shares of Source Common Stock subject to such option multiplied by the exchange ratio for the Merger.

     In connection with the Merger, the members of the Source Board of Directors were elected to the Romac Board of Directors. Shortly before the Romac annual meeting of shareholders, D. Les Ward, one of the director nominees pursuant to the Merger Agreement, decided not to stand for election to the Romac board. Consequently, Romac and Source agreed to amend the Merger Agreement, effective April 17, 1998, to substitute Wayne D. Emigh as a director nominee for the three-year term originally reserved for Les Ward, and Karl A. Vogeler as a director nominee for the one-year term originally reserved for Wayne Emigh.

     At the time of the Merger, Romac entered into an employment agreement with Richard Dupont, who was Chief Financial Officer of Source before the Merger, as provided in the Merger Agreement. David L. Dunkel will continue as Chief Executive Officer of Romac and James D. Swartz will continue as President and Chief Operating Officer.

ITEM 7.   FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

     The (i) consolidated audited balance sheet of Source as of December 28, 1997 and December 29, 1996 and (ii) consolidated statements of revenues and expenses and cash flows of Source for the fiscal years ended December 28, 1997, December 29, 1996, and December 31, 1995 have been filed with the Securities and Exchange Commission (the "SEC") as part of Source's Annual Report on Form 10-K, dated March 17, 1997 (File No. 0-21027), and are incorporated herein by reference.

     (b) Pro Forma Financial Information.

          (i) The Pro Forma Combined Balance Sheet of Romac and Source as of December 31, 1997 and (ii) Pro Forma Combined Statements of Operations for Romac and Source for the fiscal years ended December 31, 1995,

1996, and 1997 have been filed with the SEC as part of Romac's Registration Statement on Form S-4 (File No. 333-48237) and are incorporated herein by reference.

     (c)       Exhibits.

     2.1 Agreement and Plan of Merger by and among Romac International, Inc. and Source Services Corporation incorporated by reference to Romac's Report on Form 8-K dated January 30, 1998 (File No. 0-21027)

     2.2 Amendment No. 1 to the Agreement and Plan of Merger by and among Romac International, Inc. and Source Services Corporation, incorporated by reference to Romac's Report on Form 8-K dated February 11, 1998 (File No. 0-21027)

     2.3 Amendment No. 2 to Agreement and Plan of Merger by and among Romac International, Inc. and Source Services Corporation

     23.1      Consent of Price Waterhouse LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 1998                   ROMAC INTERNATIONAL, INC.
                                        (Registrant)


                                        By: /s/ Thomas M. Calcaterra
                                           ----------------------------------
                                           Thomas M. Calcaterra
                                           Secretary and Chief Financial Officer

                                 EXHIBIT INDEX

                           ROMAC INTERNATIONAL, INC.

                           Current Report on Form 8-K
                              Dated April 20, 1998


EXHIBIT NO.               DESCRIPTION
-----------               -----------


2.1 Agreement and Plan of Merger by and among Romac International, Inc. and Source Services Corporation incorporated by reference to Romac's Report on Form 8-K dated January 30, 1998 (File No. 0-21027)

2.2 Amendment No. 1 to the Agreement and Plan of Merger by and among Romac International, Inc. and Source Services Corporation, incorporated by reference to Romac's Report on Form 8-K dated February 11, 1998 (File No. 0-21027)

2.3 Amendment No. 2 to Agreement and Plan of Merger by and among Romac International, Inc. and Source Services Corporation

23.1             Consent of Price Waterhouse LLP